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                                                                       Exhibit 5

Antigua Funding Corporation
44 Whippany Road
Morristown, New Jersey 07962

               Re:    Registration Statement on Form S-3
                      Registration No. 333-34793

Ladies and Gentlemen:

               We have acted as counsel to Antigua Funding Corporation (the "Company"), a Delaware corporation, in connection with a Registration Statement on Form S-3 (the "Registration Statement") relating to the issuance and sale of $3,000,000,000 aggregate principal amount of Equipment Lease-Backed Notes (the "Notes") to be issued from time to time in series by separate trusts (each, a "Trust"), each formed under a separate Trust Agreement in substantially the form incorporated by reference as Exhibit 4.5 to the Registration Statement, pursuant to separate Indentures in substantially the form incorporated by reference as
Exhibit 4.2 to the Registration Statement (each such Indenture, an "Indenture") with a Trustee to be named in the Prospectus Supplement related to such series of Notes (each such Trustee, an "Indenture Trustee").

               We have examined the Registration Statement, the forms of such agreements filed as exhibits thereto, and such other documents, and have reviewed such questions of law, as we have considered necessary and appropriate for the purposes of this opinion. Based on the foregoing, we are of the opinion that each Series of Notes issued by a Trust, when duly authorized and executed by such Trust and duly authenticated by the Indenture Trustee pursuant to the terms of the related Indenture, will be legally and validly issued and will constitute the valid and binding obligations of such Trust.

               The opinion set forth above is subject to the following qualifications and exceptions:

               (a) In rending the opinion set forth above, we have assumed that, at the time of the execution of the applicable Agreements and the execution and delivery of the related series of Notes, there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of the Notes, the Registration Statement will have been declared effective by the Commission and will continue to be effective, the Notes will be issued and sold as described in the Registration Statement, none of the particular terms of a series of Notes will violate any applicable law and neither the issuance and sale thereof nor the compliance by the Company with the terms thereof will result in a violation of any agreement or



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Antigua Funding Corporation
October 2, 1997
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        instrument then binding upon the Company or any order of any court or governmental body having jurisdiction over the Company.

               (b) Our opinion set forth above is subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar law of general application affecting creditors' rights.

               Our opinion expressed above is limited to the laws of the State of New York and the Delaware General Corporation Law.

               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading "Legal Matters" in the Prospectus comprising part of the Registration Statement.

Dated:  October 2, 1997

                                                   Very truly yours,



                                                   /s/ Dorsey & Whitney LLP

CFS

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